Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Ascent Solar Technologies, Inc. on Forms S-8 (Nos. 333-142768, 333-152642, 333-152643, 333-161794, 333-171355, 333-171356, 333-182410, 333-205516, 333-259837, 333-267915, and 333-267971), of our report dated March 10, 2023 relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 10, 2023